SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CELLCOM ISRAEL LTD.
(Exact Name of Registrant as Specified in Its Charter)

ISRAEL (State of Incorporation or Organization)	NOT APPLICABLE (I.R.S. Employer Identification No.)

10 Hagavish Street

Netanya, Israel (Address of Principal Executive Offices)	42140 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-140030
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary Shares, par value NIS 0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
(Title of Class)
None

TABLE OF CONTENTS

Item 1: Description of Registrant’s Securities to be Registered
Item 2: Exhibits
SIGNATURE
Item 1: Description of Registrant’s Securities to be Registered
     The description under the heading “Description of Share Capital” relating to the Registrant’s Ordinary Shares, NIS 0.01 par value per share (the “Ordinary Shares”), in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-140030) (the “Registration Statement on Form F-1”) filed with the Securities and Exchange Commission on January 17, 2007, as amended, and the description under the heading “Description of Share Capital” relating to the Ordinary Shares in the Registrant’s final Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.
Item 2: Exhibits
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cellcom Israel Ltd.
By:	/s/ Liat Menahemi Stadler
	Name:	Liat Menahemi Stadler
	Title:	General Counsel

Date: January 23, 2007

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